Exhibit 10.20

AMENDMENT NUMBER FIVE TO THE
LOWE’S 401(k) PLAN

This Amendment Number Five to the Lowe’s 401(k) Plan, as amended and restated effective February 3, 2007 (the “Plan”), is adopted by Lowe’s Companies, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan; and

WHEREAS, under Section 15 of the Plan, the Company may amend the Plan in whole or in part at any time; and

WHEREAS, the Company desires to amend the Plan to reflect recent regulatory and legislative changes required by the Pension Protection Act of 2006, and the Heroes Earnings Assistance and Relief Tax Act of 2008.

NOW, THEREFORE, the Company hereby amends the Plan effective as of January 1, 2008, or as otherwise specified herein, as follows:

1.           The third sentence of Section 9(g) shall be amended to read as follows:

“An “eligible retirement plan” is one of the following plans that accepts “eligible rollover distributions” and agrees to separately account for amounts transferred into such plan from this Plan”: (1) an individual retirement account described in Section 408(a) of the Code, (2) an individual retirement annuity described in Section 408(b) of the Code, (3) a qualified trust described in Section 401(a) of the Code, (4) a qualified annuity plan described in Section 403(a) of the Code, (5) an annuity contract described in Section 403(b) of the Code, (6) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (7) effective for distributions on and after December 31, 2007, a Roth IRA described in Code Section 408A(b), the terms of which permit the acceptance of a direct rollover from a qualified plan.”

2.           The following shall be added to the end of Section 9(g) effective as of January 1, 2007:
“For distributions after December 31, 2006, a non-spouse beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder may elect a direct rollover, of all or any portion of an eligible rollover distribution within the meaning of Code Section 402(c)(4) to such non-spouse beneficiary, to an individual retirement account established for this purpose.  Any such distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31), including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c).  A non-spouse beneficiary who receives a distribution from the Plan is not eligible for a 60-day rollover. The portion of a Participant’s Capital Accumulation distribution consisting of after-tax contributions which are not includible in income shall be eligible for a direct rollover in accordance with this Section; provided that, prior to January 1, 2010, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code.  Effective on and after December 31, 2009, the portion of a Participant’s Capital Accumulation consisting of after-tax contributions which are not includible in income shall also be eligible for a direct rollover to a defined benefit plan described in Section 401(a) or 403(a) of the Code or to an annuity contract described in Code Section 403(b).  Notwithstanding the foregoing, a direct rollover of a Participant’s Capital Accumulation consisting of after-tax contributions which are not includible in income may be made only to an account or plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible in gross income.”

3.           The following new Section 10(f) shall be added to the Plan effective as of September 1, 2008.

“(f)           Distributions to Qualified Reservists – Effective on and after September 1, 2008, pursuant to Code Section 401(k)(2)(B)(i)(V), an individual who is a member of a reserve component who is called to active duty either for a period in excess of 179 days or for an indefinite period of time may elect to receive a “qualified reservist distribution” as defined in Code Section 72(t)(2)(G)(iii) which distribution shall not be subject to the otherwise applicable 10-percent excise tax of Code Section 72(t)(1) on early distributions.”

4.           Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS HEREOF, the Company has adopted this Amendment Number Five to the Plan effective as of the effective dates set forth above.

LOWE’S COMPANIES, INC.

By:          /s/Marshall A. Croom
Marshall A. Croom, Senior Vice President & Chief Risk Officer

Chairman, Administrative Committee of Lowe’s Companies, Inc.